UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51171	04-3514457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Boylston Street

Eighth Floor

Boston, MA 02116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (617) 600-3497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 13, 2016, EPIRUS Biopharmaceuticals, Inc. (“EPIRUS” or the “Company”) entered into a binding term sheet (the “Binding Term Sheet”) with Zakłady Farmaceutyczne “Polpharma” S.A. (“Polpharma”), pursuant to which the Company will sell to Polpharma all of the outstanding shares of EPIRUS Biopharmaceuticals (Netherlands) B.V. (“EPIRUS Netherlands”, formerly known as Bioceros Holdings, N.V. (“Bioceros”)), in exchange for a payment of $3.5 million in cash, subject to adjustment for any remaining outstanding cash or net debt held by EPIRUS Netherlands. EPIRUS Netherlands has been the Company’s technical cell-line generation and process development site since its acquisition by the Company in September 2015.

In connection with the transactions contemplated by the Binding Term Sheet, Polpharma will acquire ownership of EPIRUS Netherlands’ proprietary CHOBC cell line platform, all related intellectual property rights, a fully equipped laboratory and bioreactor capabilities designed for the development of monoclonal antibodies and protein therapeutics. EPIRUS will retain exclusive rights to develop BOW080 (eculizumab; reference biologic Soliris®) for the potential treatment of ultra-rare blood disorders and BOW070 (tocilizumab; reference biologic Actemra®) for the potential treatment of an uncommon lymphoproliferative disorder known as Castleman’s disease.  With this sale of EPIRUS Netherlands, the Company will continue to pursue its restructuring efforts, including the possible creation of a separate company focused on rare disease biological product opportunities.

Pursuant to the Binding Term Sheet, the parties have agreed to close the sale transaction by no later than June 24, 2016 (the “Closing Date”), with the parties agreeing to negotiate and execute a definitive agreement reflecting the provisions of the Binding Term Sheet by such date.  The Binding Term Sheet further provides that if the parties fail to execute a definitive agreement by the Closing Date, the sale of EPIRUS Netherlands will nonetheless be consummated on June 24, 2016 in accordance with the terms set forth in the Binding Term Sheet.

At the closing of the EPIRUS Netherlands sale, EPIRUS will be obligated to accelerate the final payment of $1.7 million in cash to the former shareholders of Bioceros pursuant to that certain Stock Purchase Agreement dated as of September 9, 2015, among EPIRUS, Bioceros, the sellers identified therein, and Oscar Schoots and Carine van den Brink as the representatives of the sellers, which final payment was to have been made on September 9, 2016.

Item 8.01   Other Events.

On June 10, 2016, following consensual discussions with Hercules Technology Growth Capital, Inc. (“Hercules”) relating to amounts owed under the Loan and Security Agreement dated as of September 30, 2014 (the “Loan Agreement”) between the Company and Hercules, the Company repaid $8.0 million of the outstanding $14.1 million in principal amount owed pursuant to the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2016	EPIRUS BIOPHARMACEUTICALS, INC.

	By:	/s/ Scott Rocklage
	Name:	Scott Rocklage
	Title:	Chief Executive Officer